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                                                                       EXHIBIT 6

                                     FORM OF


                           FIRST AMENDED AND RESTATED
                              DISTRIBUTION CONTRACT

      This First Amended and Restated Distribution Contract dated as of ____ day of ___________, 1997 between Lutheran Brotherhood Securities Corp., a corporation organized under the laws of the State of Pennsylvania and having a place of business in Minneapolis, Minnesota (sometimes herein referred to as the "Distributor"), and The Lutheran Brotherhood Family of Funds, a Delaware business trust organized under the laws of Delaware and having a principal place of business in Minneapolis, Minnesota (sometimes herein referred to as the "Trust") which offers shares of beneficial interest in different series or Sub-Trusts representing interests in different portfolios of assets (each series of Shares (or Sub-Trusts) being referred to herein as a "Fund"). Each Fund may be divided into two or more classes of shares (the "Classes"). Presently, the Trust has eight Funds, namely the Lutheran Brotherhood Fund, Lutheran Brotherhood Opportunity Growth Fund, Lutheran Brotherhood Income Fund, Lutheran Brotherhood Municipal Bond Fund, Lutheran Brotherhood Money Market Fund, Lutheran Brotherhood High Yield Fund, Lutheran Brotherhood Mid-Cap Fund and Lutheran Brotherhood World Growth Fund (the "Existing Funds"). Each of the Existing Funds currently consists of three Classes designated as the "Class A Shares", "Class B Shares" and "Institutional Class Shares" (collectively, the "Shares"). In the event that hereafter the Trust establishes one or more additional Sub-Trusts (or Classes thereof) with respect to which it desires to retain the Distributor, it shall so notify the Distributor in writing (the "Notice"). If the Distributor is willing to render such services on the terms provided for herein it shall execute and deliver the Notice to the Trust, whereupon such Sub-Trust shall become a Fund hereunder (or such Class shall become a Class hereunder) and such Notice shall be attached to this contract and when attached shall be a part hereof.

      WITNESSETH: In consideration of the agreements herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed:

      1.    APPOINTMENT OF THE DISTRIBUTOR.

      The Trust hereby appoints the Distributor as its exclusive agent to sell and distribute Shares of each Fund of the Trust at the offering price thereof as from time to time determined in the manner herein provided. The Distributor hereby accepts such appointment and agrees during the term of this Contract to provide the services and to assume the obligations herein set forth.

      2.    SERVICES AND DUTIES OF THE DISTRIBUTOR.


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            (a)     The Distributor agrees to arrange to sell, as exclusive
agent for the Trust, from time to time during the term of this Contract shares of each Fund upon the terms described in each such Fund's Prospectus(es). As used in this Contract, the term "Prospectus" shall mean any prospectus and the term "Statement of Additional Information" shall mean any statement of additional information included in the Trust's Registration Statement and the term "Registration Statement" shall mean the Registration Statement, including exhibits and financial statements, most recently filed by the Trust with the Securities and Exchange Commission and effective under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act"), as such Registration Statement is amended by any amendments thereto at the time in effect.

            (b) Upon commencement of the continuous public offering of Shares of any Fund of the Trust, the Distributor will hold itself available to receive orders satisfactory to the Distributor, for the purchase of Shares of that Fund and will accept such order on behalf of the Trust as of the time of receipt of such orders and will transmit such orders as are so accepted to the Trust's Transfer Agent as promptly as practicable. Purchase orders shall be deemed effective at the time and in the manner set forth in a Fund's Prospectus. The Trust shall furnish the Distributor, with all possible promptness, advice regarding the determination of the net asset value per share of each Fund.

            (c)     (i)    CLASS A SHARES. The offering price of the Class A
Shares of a Fund shall be the net asset value (as described in the Master Trust Agreement of the Trust, as amended from time to time and determined as set forth in the Prospectus of such Fund and the Statement of Additional Information) per Share for that Fund next determined following receipt of an order plus the applicable sales charge, if any, calculated in the manner set forth in the Fund's Prospectus. The Distributor shall receive the entire amount of the sales charge, if any, as compensation for its services under this Contract, however, the Distributor may reallow all or any portion of such sales charge to agents or employees of the Distributor. Shares of a Fund may be sold at prices that reflect scheduled variations in, or elimination of, the sales charge to particular categories of investors or transactions in accordance with a Fund's Prospectus and the Statement of Additional Information; and

                    (ii) CLASS B SHARES. The offering price of the Class B Shares of a Fund shall be the net asset value (as described in the Master Trust Agreement of the Trust, as amended from time to time and determined as set forth in the Prospectus of such Fund and the Statement of Additional Information) per Share for that Fund next determined following receipt of an order. The Class B Shares shall also be subject to a contingent deferred sales charge ("CDSC") as calculated in the manner set forth in the Fund's Prospectus. The Distributor shall receive the entire amount of the CDSC, if any, as compensation for its services under this Contract, however, the Distributor may reallow all or any portion of such CDSC to agents or employees of the Distributor. Shares of a Fund may be sold at prices that reflect scheduled variations in, or elimination of, the CDSC to purchaser categories of investments or purchases in accordance with a Fund's Prospectus and the Statement of Additional Information.

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                    (iii)  INSTITUTIONAL CLASS SHARES. The offering price of the
Institutional Class Shares of a Fund shall be the net asset value (as described in the Master Trust Agreement of the Trust, as amended from time to time and determined as set forth in the Prospectus of such Fund and the Statement of Additional Information) per Share for that Fund next determined following receipt of an order. The Institutional Class Shares shall be sold without any initial sales charge or CDSC to investors who meet the elibility requirements set forth in a Fund's Prospectus and the Statement of Additional Information.

            (d) The Distributor shall use its best efforts and shall not be obligated to arrange for sales of any certain number of Shares of a Fund and the services of the Distributor to the Trust hereunder shall not be deemed to be exclusive, and the Distributor shall be free to (i) render similar services to, and act as underwriter or distributor in connection with the distribution of shares of other investment companies, and (ii) engage in any other businesses and activities from time to time.

            (e) The Distributor is authorized on behalf of the Trust to repurchase Shares of a Fund presented to it by shareholders or dealers at the price determined in accordance with, and in the manner set forth in, the Prospectus of such Fund.

            (f) In addition to the services described above, the Distributor will provide services, including assistance in the production of marketing and advertising materials for the sale of Class B Shares of each Fund of the Trust and their review for compliance with applicable regulatory requirements, entering into other agreements with broker-dealers to sell such Shares and monitoring their financial strength and contractual compliance. For providing these services, the Distributor shall be entitled, subject to the terms and conditions of the Plan of Distribution Pursuant to Rule 12b-1 adopted with regard to the Class B Shares, to a fee at an annual rate of .75% of the average daily value of net assets represented by such Class B Shares.

            (g) The Distributor shall also undertake certain shareholder servicing activities on behalf of the Funds with respect to the Class A Shares, including, but not limited to: (i) answering inquiries regarding account status and history, the manner in which purchases and redemptions of the Class A Shares may be effected, and certain other matters pertaining to the Class A Shares;
(ii) assisting in designating and changing dividend options, account designations and addresses; and (iii) assisting the field force, other persons engaged in the distribution of the Class A Shares and other financial intermediaries in responding to and dealing with shareholders and prospective shareholders and all matters related thereto. For providing these services, the Distributor shall be entitled, subject to the terms and conditions of the Shareholder Servicing Plan adopted with regard to the Class A Shares, to a fee at an annual rate of .25% of the average daily value of net assets represented by such Class A Shares.


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            (h)     The Distributor shall also undertake certain shareholder
servicing activities on behalf of the Funds with respect to the Class B Shares, including, but not limited to: (i) answering inquiries regarding account status and history, the manner in which purchases and redemptions of the Class B Shares may be effected, and certain other matters pertaining to the Class B Shares;
(ii) assisting in designating and changing dividend options, account designations and addresses; and (iii) assisting the field force, other persons engaged in the distribution of the Class B Shares and other financial intermediaries in responding to and dealing with shareholders and prospective shareholders and all matters related thereto. For providing these services, the Distributor shall be entitled, subject to the terms and conditions of the Shareholder Servicing Plan adopted with regard to the Class B Shares, to a fee at an annual rate of .25% of the average daily value of net assets represented by such Class B Shares.

      3.    DUTIES OF THE TRUST.

            (a) The Trust agrees to sell Shares of its Funds so long as it has Shares available for sale except that the Trust expressly reserves and shall have the right to limit the class or classes of persons to whom shares of any Fund may be sold.

            (b) The Trust shall keep the Distributor fully informed with regard to its affairs and shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the Funds. This shall include, without limitation, one certified copy of all financial statements of the Funds prepared by independent public accountants and such reasonable number of copies of a Fund's most current Prospectus, the Statement of Additional Information and annual and interim reports as the Distributor may request. The Trust shall cooperate fully in the efforts of the Distributor to arrange for the sale of Shares of the Funds in the performance by the Distributor of its duties under this Contract.

            (c) The Trust shall take, from time to time, all necessary action to register the Shares of the Funds under the 1933 Act, including payments of the related filing fees, so that there will be available for sale such number of Shares of the Funds as the Distributor may be expected to sell. The Trust agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in the Registration Statement or Prospectus of a Fund, or necessary in order that there may be no omission to state a material fact in the Registration Statement or Prospectus of a Fund which omission would make the statements therein, in light of the circumstances under which they were made, misleading.

            (d) The Trust shall use its best efforts to take all appropriate actions, including, without limitation, the filing of notices, as may be required to permit the sale of the Shares of the Funds and the Trust in such states as the Distributor shall designate, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of

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the Trust as a broker-dealer in such states. The Distributor shall furnish such information and other material relating to its affairs and activities as may be requested by the Trust in connection with such qualifications.



      4.    MANNER OF OFFERING.

      The Distributor will conform to and comply with all applicable federal securities laws and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.

      5.    RESERVATIONS OF RIGHTS BY THE TRUST.

      Notwithstanding the foregoing, the Trust may distribute shares of any Fund without the payment of any selling commission to the Distributor in the following instances:

            (a) Any Fund may issue shares to shareholders as stock dividends or stock splits;

            (b) Shareholders of any Fund may be permitted to reinvest any dividends or other distributions in shares of that Fund at net asset value;

            (c) In case any other investment company is merged into, consolidated with, or acquired by any Fund, that Fund's shares may be issued in connection with any such merger, consolidation, or acquisition at less than public offering price, but not less than net asset value per share;

            (d) Any Fund's shares may be sold at net asset value to officers, trustees, fully licensed representatives and full-time employees of the Trust, Lutheran Brotherhood Research Corp., the investment adviser to the Funds, or the Distributor or to such other persons identified in any Fund's current prospectus pursuant to Rule 22d-1 adopted under the 1940 Act.

      6.    ALLOCATION OF EXPENSES.

            (a) The Trust will be responsible for, and shall pay the expenses of:

                    (i) providing all necessary services, including fees and disbursements of counsel, related to preparation, setting in type, printing and filing of any Registration Statement and/or Prospectus required under the Securities Act of 1933, as amended, or under state securities law, covering its Shares, and all amendments and supplements thereto, and preparing, setting in type, printing and mailing periodic reports to existing shareholders;

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                    (ii)   the cost of all registration or qualification fees;

                    (iii) the cost of preparing temporary and permanent share certificates for Shares of the Trust;

                    (iv) all federal and state (if any) issue and/or transfer taxes payable upon the issue by or (in the case of treasury shares) transfer from Trust to the Distributor of any and all Shares distributed hereunder.

            (b) The Distributor agrees that, after the Prospectus and periodic reports have been set in type, it will bear the expense of printing and distributing any copies thereof which are used in connection with the offering of Shares to dealers or prospective investors. The Distributor further agrees that it will bear the expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by dealers in connection with the offering of Shares for sale to the public, and any expense of advertising in connection with such offering. The Distributor will also pay fees for services rendered by the transfer agent on behalf of the Distributor.

      7.    INDEPENDENT CONTRACTOR.

            The Distributor shall be an independent contractor. The Distributor is responsible for its own conduct, for the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes hereunder.

      8.    INDEMNIFICATION.

            The Trust agrees to indemnify, defend and hold the Distributor, its officers, directors, employees and agents and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), free and harmless from and against any and all losses, claims, damages, liabilities and expenses (including the cost of investigating or defending such claims, damages or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers, directors, employees and agents or any such controlling person may incur under the 1933 Act, the 1934 Act, or under common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, a Prospectus, or the Statement of Additional Information or arising out of or based upon the omission or any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Trust for use in the

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Registration Statement, a Prospectus or a Statement of Additional Information.
The Distributor agrees to promptly notify the Trust of any event giving rise to rights of indemnification hereunder, including any action brought against the Distributor, its officers, directors, employees and agents or any such controlling person, such notification to be given by letter or telegram addressed to the Trust at its principal business office, but the Distributor's failure to notify the Trust shall not relieve the Trust from any obligation it may have to indemnify the Distributor hereunder or otherwise.

      The Distributor agrees to indemnify, defend and hold the Trust, its Trustees and officers and any person who controls the Trust, if any, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, free and harmless from and against any and all losses, claims, damages, liabilities and expenses (including the cost of investigating or defending such claims, damages or liabilities and any counsel fees incurred in connection therewith) which the Trust, its Trustees or officers or any such controlling person may incur under the 1933 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its Trustees or officers or such controlling person arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in information furnished in writing by Distributor to the Trust for use in the Registration Statement, a Prospectus or the Statement of Additional Information. The Trust agrees to promptly notify the Distributor of any event giving rise to rights of indemnification hereunder, including any action brought against the Trust, its Trustees or officers or any such controlling person, such notification being given to the Distributor at its principal business office, but the Trust's failure so to notify the Distributor shall not relieve the Distributor from any obligation it may have to indemnify the Trust hereunder or otherwise.

      9.    TERM OF CONTRACT.

      This Contract shall be executed and become effective with respect to all
Existing Funds on   , 1997, and, with respect to any additional Fund, on the
date of receipt by the Trust of the Notice from the Distributor that it is willing to serve as Distributor with respect to such Fund. Unless terminated as provided herein, this Contract shall continue in force for two (2) years from the date of its execution and thereafter from year to year, provided continuance is approved at least annually by either (i) the vote of a majority of the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Trust, and (ii) the vote of a majority of those Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in any Plan of Distribution adopted by the Trust (or any Fund or class of Shares thereof) or any agreements related to such plan(s), cast in person at a meeting called for the purpose of voting on the approval. As used in this Section 10, the terms "vote of a majority of the outstanding voting securities" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules enacted thereunder as now in effect or as hereafter amended. In addition to termination by failure to approve continuance or by assignment, this Contract may at any time be terminated without the payment of any penalty by vote of a majority of the Trustees of the Trust who are not interested persons of the

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Trust, or by vote of a majority of the outstanding voting securities of the
Trust, on not more than sixty (60) days' written notice by the Trust. This Contract may be terminated by the Distributor upon not less than sixty (60) days' prior written notice to the Trust. This Contract supersedes any prior agreement relating to the subject matter hereof between the parties.

      10.   ASSIGNMENT.

      This Contract may not be assigned by the Distributor and shall automatically terminate in the event of an assignment (as defined in the 1940
Act) by the Distributor, provided, however, that the Distributor may employ such other person, persons, corporation, or corporations, as it shall determine, in order to assist it in carrying out this Contract.

      11.   AMENDMENT.

      This Contract may be amended at any time by mutual agreement in writing of the parties hereto, provided that any such amendment is approved by a majority of the trustees of the Trust who are not "interested persons" (as defined in the 1940 Act) of the Distributor or by the holders of a majority of the Shares of the Trust.

      12.   LIMITATION OF LIABILITY.

      The Master Trust Agreement dated as of September 1, 1993, amended from time to time, establishing the Trust, which is hereby referred to, provides that the name Lutheran Brotherhood Family of Funds means the Trustees from time to time serving (as Trustees but not personally) under said Master Trust Agreement. It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided its Master Trust Agreement. The execution and delivery of this Contract have been authorized by the Trustees of the Trust and signed by the President of the Trust, acting as such, and neither such authorization by such Trustee nor such execution or delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement. The obligations of any Fund hereunder shall be the exclusive obligation of that Fund and the Distributor can only look to the assets of that Fund to satisfy any debt or obligation incurred by the Fund hereunder.


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      IN WITNESS WHEREOF, this Contract has been executed for the Distributor and the Trust by their duly authorized offices as of the date first set forth above.



THE LUTHERAN BROTHERHOOD                        LUTHERAN BROTHERHOOD
FAMILY OF FUNDS                                 SECURITIES CORP.

By:_____________________                        By:_____________________


ATTEST:                                         ATTEST:



________________________                        ________________________



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